Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2019, in the Registration Statement (Form S-1 No. 333-226793) and related Information Statement/Prospectus of Best Western International, Inc. dated March 5, 2019.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 5, 2019